SIMON®

4Q 2021 SUPPLEMENTAL

HERMÈS

ROOSEVELT FIELD

BURBERRY

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2021 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

Simon Property Group Reports
Fourth Quarter and Full Year 2021 Results
INDIANAPOLIS, February 7, 2022 − Simon, a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2021.
“I am extremely pleased with our fourth quarter results, concluding a very productive year,” said David Simon, Chairman, Chief Executive Officer and President. “In 2021, we generated record annual Funds From Operations of nearly $4.5 billion and returned approximately $2.7 billion to shareholders. We executed over 15 million square feet of leases, completed five significant domestic redevelopments, opened two new international shopping destinations, and substantially increased the profitability generated from our other platform investments during the year. Our Company is focused on unlocking value through unique and disciplined investment activities that will continue to deliver long-term growth in cash flow, FFO and dividends per share.”
Results for the Year
•
Net income attributable to common stockholders was $2.246 billion, or $6.84 per diluted share, as compared to $1.109 billion, or $3.59 per diluted share in 2020. Results for 2021 included net gains of  $189.3 million, or $0.50 per diluted share. Results for 2020 included a net charge of  $115.0 million, or $0.32 per diluted share.

•
Funds From Operations (“FFO”) was $4.487 billion, or $11.94 per diluted share, as compared to $3.237 billion, or $9.11 per diluted share, in the prior year, a 31.1% increase. FFO for 2021 includes the aforementioned net gains.

•
Domestic property net operating income (“NOI”) increased 12.0% compared to 2020. Portfolio NOI, which includes NOI from domestic properties, international properties and NOI from the Company’s investment in Taubman Realty Group, increased 22.3% compared to 2020.

Results for the Quarter
•
Net income attributable to common stockholders was $503.2 million, or $1.53 per diluted share, as compared to $271.5 million, or $0.86 per diluted share in 2020.

•
FFO was $1.160 billion, or $3.09 per diluted share, as compared to $786.6 million, or $2.17 per diluted share, in the prior year, a 42.4% increase.

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•
Domestic property NOI increased 22.4% and Portfolio NOI increased 33.6% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 93.4% at December 31, 2021, compared to 91.3% at December 31, 2020.

•
Base minimum rent per square foot was $53.91 at December 31, 2021.

Development Activity
On October 15, 2021, Jeju Premium Outlets (Jeju Island, South Korea) opened with 92,000 square feet of high-quality, name brand stores. Jeju Premium Outlets is the fifth Premium Outlet® Center in South Korea. Simon owns a 50% interest in this center.
Construction continues on two new international development projects including:
•
Fukaya-Hanazono Premium Outlets® (Tokyo, Japan); projected to open in October 2022. Simon owns a 40% interest in this project.

•
Paris-Giverny Designer Outlet (Normandie, France); projected to open in spring 2023. Simon owns a 74% interest in this project.

Progress continues on the transformative mixed-use redevelopment of Phipps Plaza (Atlanta, GA), which will open in fall 2022. Nobu Hotel and Nobu Restaurant, Life Time Athletic and Work, Citizens food hall, and a 13-story Class A office tower will further elevate this premier destination.
Construction also continues on other significant redevelopment projects, including The Falls (Miami, FL), Roosevelt Field (Garden City, NY) and Stanford Shopping Center (Palo Alto, CA).
Capital Markets and Balance Sheet Liquidity
The Company was active in both the secured and unsecured credit markets in 2021.
During the year, the Company completed 25 non-recourse mortgage loans totaling approximately $3.3 billion (U.S. dollar equivalent), of which Simon’s share was $1.9 billion. The weighted average interest rate on these loans was 3.14%.
In addition, during December 2021, the Company paid approximately $1.16 billion for the early retirement of non-recourse mortgage loans on nine of its consolidated properties.
During the quarter, the Company amended and extended its $3.5 billion unsecured multi-currency revolving credit facility. The facility will initially mature on January 31, 2026 and at our sole option, can be extended for an additional year to January 31, 2027. Based upon the Company’s current credit ratings, the interest rate on the new revolver for U.S. Dollar borrowings is SOFR plus 72.5 points, plus a spread adjustment to account for the transition from LIBOR to SOFR.
As of December 31, 2021, Simon had approximately $7.0 billion of liquidity consisting of  $1.2 billion of cash on hand, including its share of joint venture cash, and $5.8 billion of available capacity under its revolving credit facilities, net of  $500 million outstanding under its U.S. commercial paper program.

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Subsequent to the end of the quarter, the Company completed a two tranche senior notes offering totaling $1.2 billion. Net proceeds from the offering were used to repay indebtedness outstanding under the Company’s $3.5 billion senior unsecured revolving credit facility and for general corporate purposes, increasing the Company’s liquidity to approximately $8.0 billion.
Dividends
The Company paid its fourth quarter 2021 common stock dividend of  $1.65 per share on December 31, 2021, a 26.9% increase year-over-year and 10.0% increase sequentially.
Simon’s Board of Directors declared a quarterly common stock dividend of  $1.65 on February 7, 2022, for the first quarter of 2022. This is a 26.9% increase year-over-year. The dividend will be payable on March 31, 2022 to shareholders of record on March 10, 2022.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on March 31, 2022 to shareholders of record on March 17, 2022.
2022 Guidance
The Company currently estimates net income to be within a range of  $5.90 to $6.10 per diluted share and FFO will be within a range of  $11.50 to $11.70 per diluted share for the year ending December 31, 2022.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:
For the year ending December 31, 2022
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$5.90	$6.10
Depreciation and amortization including Simon’s share of unconsolidated entities	5.60	5.60
Estimated FFO per diluted share	$11.50	$11.70
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, February 7, 2022. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 14, 2022. To access the audio replay, dial 1-844-512-2921 (international 1-412-317-6671) passcode 13725697.
Supplemental Materials and Website
Supplemental information on our fourth quarter 2021 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

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We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

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About Simon
Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
REVENUE:
Lease income	$1,224,913	$1,032,795	$4,736,719	$4,302,367
Management fees and other revenues	28,102	25,336	106,483	96,882
Other income	73,123	73,298	273,587	208,254
Total revenue	1,326,138	1,131,429	5,116,789	4,607,503
EXPENSES:
Property operating	124,472	81,675	415,720	349,154
Depreciation and amortization	319,864	331,851	1,262,715	1,318,008
Real estate taxes	111,153	110,067	458,953	457,142
Repairs and maintenance	34,265	23,376	96,391	80,858
Advertising and promotion	26,618	37,646	114,303	98,613
Home and regional office costs	52,295	41,249	184,660	171,668
General and administrative	9,600	5,366	30,339	22,572
Other	56,338	38,152	140,518	137,679
Total operating expenses	734,605	669,382	2,703,599	2,635,694
OPERATING INCOME BEFORE OTHER ITEMS	591,533	462,047	2,413,190	1,971,809
Interest expense	(193,504)	(197,855)	(795,712)	(784,400)
Loss on extinguishment of debt	(20,289)	—	(51,841)	—
Gain on sale or exchange of equity interests	18,844	—	178,672	—
Income and other tax (expense) benefit	(48,833)	1,572	(157,199)	4,637
Income from unconsolidated entities	220,699	63,260	782,837	219,870
Unrealized gains (losses) in fair value of equity instruments	26	494	(8,095)	(19,632)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	5,254	(16,792)	206,855	(114,960)
CONSOLIDATED NET INCOME	573,730	312,726	2,568,707	1,277,324
Net income attributable to noncontrolling interests	69,655	40,409	319,076	164,760
Preferred dividends	834	834	3,337	3,337
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$503,241	$271,483	$2,246,294	$1,109,227
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.53	$0.86	$6.84	$3.59

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	December 31, 2021	December 31, 2020
ASSETS:
Investment properties, at cost	$37,932,366	$38,050,196
Less – accumulated depreciation	15,621,127	14,891,937
	22,311,239	23,158,259
Cash and cash equivalents	533,936	1,011,613
Tenant receivables and accrued revenue, net	919,654	1,236,734
Investment in TRG, at equity	3,305,102	3,451,897
Investment in Klépierre, at equity	1,661,943	1,729,690
Investment in other unconsolidated entities, at equity	3,075,375	2,603,571
Right-of-use assets, net	504,119	512,914
Investments held in trust – special purpose acquisition company	345,000	—
Deferred costs and other assets	1,121,011	1,082,168
Total assets	$33,777,379	$34,786,846
LIABILITIES:
Mortgages and unsecured indebtedness	$25,321,022	$26,723,361
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,433,216	1,311,925
Cash distributions and losses in unconsolidated entities, at equity	1,573,105	1,577,393
Dividend payable	1,468	486,922
Lease liabilities	506,931	515,492
Other liabilities	540,912	513,515
Total liabilities	29,376,654	31,128,608
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling
redeemable interests	547,740	185,892
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,763	42,091
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,907,608 and 342,849,037 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,212,990	11,179,688
Accumulated deficit	(5,823,708)	(6,102,314)
Accumulated other comprehensive loss	(185,186)	(188,675)
Common stock held in treasury, at cost, 14,295,983 and 14,355,621 shares, respectively	(1,884,441)	(1,891,352)
Total stockholders’ equity	3,361,452	3,039,472
Noncontrolling interests	491,533	432,874
Total equity	3,852,985	3,472,346
Total liabilities and equity	$33,777,379	$34,786,846

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
REVENUE:
Lease income	$743,395	$624,516	$2,797,221	$2,544,134
Other income	115,033	85,284	319,956	300,634
Total revenue	858,428	709,800	3,117,177	2,844,768
OPERATING EXPENSES:
Property operating	155,409	136,616	575,584	519,979
Depreciation and amortization	174,625	179,719	686,790	692,424
Real estate taxes	60,083	64,864	263,325	262,351
Repairs and maintenance	25,675	19,061	79,300	68,722
Advertising and promotion	19,962	24,764	72,441	67,434
Other	87,859	55,888	200,899	163,710
Total operating expenses	523,613	480,912	1,878,339	1,774,620
OPERATING INCOME BEFORE OTHER ITEMS	334,815	228,888	1,238,838	1,070,148
Interest expense	(152,445)	(152,703)	(605,591)	(616,332)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	1,443	—	34,814	—
NET INCOME	$183,813	$76,185	$668,061	$453,816
Third-Party Investors’ Share of Net Income	$89,779	$32,731	$333,304	$226,364
Our Share of Net Income	94,034	43,454	334,757	227,452
Amortization of Excess Investment (A)	(15,180)	(19,953)	(64,974)	(82,097)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	(14,941)	—
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	(541)	—	(541)	—
Income from Unconsolidated Entities (B)	$78,313	$23,501	$254,301	$145,355

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”) and The Taubman Realty Group (“TRG”). For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	December 31, 2021	December 31, 2020
Assets:
Investment properties, at cost	$19,724,242	$20,079,476
Less – accumulated depreciation	8,330,891	8,003,863
	11,393,351	12,075,613
Cash and cash equivalents	1,481,287	1,169,422
Tenant receivables and accrued revenue, net	591,369	749,231
Right-of-use assets, net	154,561	185,598
Deferred costs and other assets	394,691	380,087
Total assets	$14,015,259	$14,559,951
Liabilities and Partners’ Deficit:
Mortgages	$15,223,710	$15,569,485
Accounts payable, accrued expenses, intangibles, and deferred revenue	995,392	969,242
Lease liabilities	158,372	188,863
Other liabilities	383,018	426,321
Total liabilities	16,760,492	17,153,911
Preferred units	67,450	67,450
Partners’ deficit	(2,812,683)	(2,661,410)
Total liabilities and partners’ deficit	$14,015,259	$14,559,951
Our Share of:
Partners’ deficit	$(1,207,396)	$(1,130,713)
Add: Excess Investment (A)	1,283,645	1,399,757
Our net Investment in unconsolidated entities, at equity	$76,249	$269,044

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Consolidated Net Income (D)	$573,730	$312,726	$2,568,707	$1,277,324
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	317,692	329,422	1,254,039	1,308,419
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments (E)	278,118	133,645	887,390	536,133
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(5,254)	16,792	(206,855)	114,960
Unrealized (gains) losses in fair value of equity instruments (F)	—	(494)	3,177	19,632
Net loss (gain) attributable to noncontrolling interest holders in properties	3,179	(173)	6,053	4,378
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(5,941)	(3,966)	(20,295)	(18,631)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)
FFO of the Operating Partnership	$1,160,211	$786,639	$4,486,964	$3,236,963
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.53	$0.86	$6.84	$3.59
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization (E)	1.57	1.27	5.64	5.14
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.01)	0.05	(0.55)	0.32
Unrealized (gains) losses in fair value of equity instruments (F)	—	(0.01)	0.01	0.06
Diluted FFO per share	$3.09	$2.17	$11.94	$9.11
Details for per share calculations:
FFO of the Operating Partnership	$1,160,211	$786,639	$4,486,964	$3,236,963
Diluted FFO allocable to unitholders	(145,859)	(100,472)	(564,407)	(424,063)
Diluted FFO allocable to common stockholders	$1,014,352	$686,167	$3,922,557	$2,812,900
Basic and Diluted weighted average shares outstanding	328,619	316,595	328,587	308,738
Weighted average limited partnership units outstanding	47,253	46,455	47,280	46,544
Basic and Diluted weighted average shares and units outstanding	375,872	363,050	375,867	355,282
Basic and Diluted FFO per Share	$3.09	$2.17	$11.94	$9.11
Percent Change	42.4%		31.1%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gains (loss) on land sales of  $0.7 million and ($0.1) million for the three months ended December 31, 2021 and 2020, respectively, and $7.1 million and $8.0 million for the twelve months ended December 31, 2021 and 2020, respectively.

 –
Straight-line adjustments decreased income by ($5.0) million and ($19.6) million for the three months ended December 31, 2021 and 2020, respectively, and ($25.7) million and ($23.9) million for the twelve months ended December 31, 2021 and 2020, respectively.

 –
Amortization of fair market value of leases increased (decreased) income by $0.0 million and $1.7 million for the three months ended December 31, 2021 and 2020, respectively, and ($0.6) million and $5.2 million for the twelve months ended December 31, 2021 and 2020, respectively.

(E)
The three and twelve months ended December 31, 2021 include amortization of our excess investment in TRG of  $107.0 million and $201.7 million, respectively. The three months ended December 31, 2021 include $56.6 million of additional amortization expense related to the nine months ended September 30, 2021 as a result of the finalization of purchase accounting.

(F)
Amount of unrealized gain/loss in fair value of equity instruments in FFO reconciliation relates to retail real estate investments with readily determinable fair values.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2021, we owned or had an interest in 232 properties comprising 186 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at December 31, 2021, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of December 31, 2021 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2021 SUPPLEMENTAL	13

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	43%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	232%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2021 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Financial Highlights
Total Revenue – Consolidated Properties	$1,326,138	$1,131,429	$5,116,789	$4,607,503
Consolidated Net Income	$573,730	$312,726	$2,568,707	$1,277,324
Net Income Attributable to Common Stockholders	$503,241	$271,483	$2,246,294	$1,109,227
Basic and Diluted Earnings per Common Share (EPS)	$1.53	$0.86	$6.84	$3.59
Funds from Operations (FFO) of the Operating Partnership	$1,160,211	$786,639	$4,486,964	$3,236,963
Basic and Diluted FFO per Share (FFOPS)	$3.09	$2.17	$11.94	$9.11
Declared Dividends/Distributions per Share/Unit	$1.65	$1.30	$5.85	$6.00
	AS OF DECEMBER 31, 2021	AS OF DECEMBER 31, 2020
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,248	47,322
Common Shares Outstanding at end of period	328,620	328,502
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,868	375,824
Weighted Average Limited Partnership Units Outstanding	47,280	46,544
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,587	308,738
Equity Market Capitalization
Common Stock Price at end of period	$159.77	$85.28
Common Equity Capitalization, including Limited Partnership Units	$60,052,360	$32,050,239
Preferred Equity Capitalization, including Limited Partnership Preferred Units	80,535	81,762
Total Equity Market Capitalization	$60,132,895	$32,132,001

4Q 2021 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2021
(1)
Based on our share of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

(4)
Includes Lifestyle Centers.

4Q 2021 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH
	2021	2020		2021	2020

Domestic Property NOI (1)	$1,140,561	$932,038	22.4%	$4,419,839	$3,945,530	12.0%
TRG NOI	123,116	—		430,965	—
International Properties (2)	65,852	63,449		233,805	212,544
Portfolio NOI	$1,329,529	$995,487	33.6%	$5,084,609	$4,158,074	22.3%
NOI from Other Platform Investments	193,568	30,188		533,299	21,507
NOI from Investments (3)	69,071	49,075		203,223	201,240
Corporate and Other NOI Sources (4)	39,703	36,947		172,844	178,009
Beneficial interest of Combined NOI	$1,631,871	$1,111,697	46.8%	$5,993,975	$4,558,830	31.5%

(1)
Includes all properties in North America (4 in Canada and 2 in Mexico).

(2)
Includes 27 International Premium Outlets and Designer Outlets outside North America at constant currency.

(3)
Includes NOI of Klépierre at constant currency.

(4)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, and other assets.

4Q 2021 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$573,730	$312,726	$2,568,707	$1,277,324
Income and other tax expense (benefit)	48,833	(1,572)	157,199	(4,637)
Gain on sale or exchange of equity interests	(18,844)	—	(178,672)	—
Interest expense	193,504	197,855	795,712	784,400
Loss on extinguishment of debt	20,289	—	51,841	—
Income from unconsolidated entities	(220,699)	(63,260)	(782,837)	(219,870)
Unrealized (gains) losses in fair value of equity instruments	(26)	(494)	8,095	19,632
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(5,254)	16,792	(206,855)	114,960
Operating Income Before Other Items	591,533	462,047	2,413,190	1,971,809
Depreciation and amortization	319,864	331,851	1,262,715	1,318,008
Home and regional office costs	52,295	41,249	184,660	171,668
General and administrative	9,600	5,366	30,339	22,572
Other expenses (1)	19,803	—	19,811	—
NOI of consolidated entities	$993,095	$840,513	$3,910,715	$3,484,057
Less: Noncontrolling interest partners share of NOI	(5,541)	(5,291)	(20,720)	(19,745)
Beneficial NOI of consolidated entities	$987,554	$835,222	$3,889,995	$3,464,312
Reconciliation of NOI of unconsolidated entities:
Net Income	$183,813	$76,185	$668,061	$453,816
Interest expense	152,445	152,703	605,591	616,332
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(1,443)	—	(34,814)	—
Operating Income Before Other Items	334,815	228,888	1,238,838	1,070,148
Depreciation and amortization	174,625	179,719	686,790	692,424
Other expenses (1)	26,005	—	26,013	—
NOI of unconsolidated entities	$535,445	$408,607	$1,951,641	$1,762,572
Less: Joint Venture partners share of NOI	(277,648)	(211,088)	(1.021,839)	(921,147)
Beneficial NOI of unconsolidated entities	$257,797	$197,519	$929,802	$841,425
Add: NOI from TRG	123,116	—	430,965	—
Add: NOI from other platform investments and investments	263,404	78,956	743,213	253,093
Beneficial interest of Combined NOI	$1,631,871	$1,111,697	$5,993,975	$4,558,830

(1)
Represents the write-off of pre-development costs.

4Q 2021 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED DECEMBER 31, 2021	TWELVE MONTHS ENDED DECEMBER 31, 2021
FFO of the Operating Partnership	$1,160,211	$4,486,964
Non-cash impacts to FFO (1)	56,164	(107,208)
FFO of the Operating Partnership excluding non-cash impacts	1,216,375	4,379,756
Tenant allowances	(40,662)	(168,888)
Operational capital expenditures	(25,676)	(58,894)
Funds available for distribution	$1,150,037	$4,151,974

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2021	TWELVE MONTHS ENDED DECEMBER 31, 2021
Deductions:
Fair value of debt amortization	(150)	(465)
Klépierre deferred tax liability gain	—	(118,428)
Gain on exchange of equity interests, net of tax	—	(111,880)
Additions:
Straight-line lease loss	4,961	25,671
Fair market value of lease amortization	(40)	532
Stock based compensation expense	13,162	31,626
Unrealized (gains) losses in fair value of equity instruments	(26)	4,918
Write-off of pre-development costs	31,238	31,250
Mortgage, financing fee and terminated swap amortization expense	7,019	29,568
	$56,164	$(107,208)
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

4Q 2021 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
Consolidated Properties	2021	2020	2021	2020
Other Income
Interest, dividend and distribution income (1)	$3,297	$4,028	$13,542	$16,940
Lease settlement income	11,261	15,888	69,235	29,451
Gains on land sales	(70)	303	6,417	8,562
Other (2)	58,635	53,079	184,393	153,301
Totals	$73,123	$73,298	$273,587	$208,254
Other Expense
Ground leases	$10,918	$10,154	$44,094	$40,287
Professional fees and other	45,420	27,998	96,424	97,392
Totals	$56,338	$38,152	$140,518	$137,679

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Capitalized Interest
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$6,243	$6,735	$31,195	$22,905
Our Share of Joint Venture Properties	$76	$820	$1,070	$1,597

(1)
Includes distributions from other international investments and preferred unit distributions from TRG.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

4Q 2021 SUPPLEMENTAL	20

OPERATING INFORMATION(1)
	AS OF DECEMBER 31,
	2021	2020
U.S. Malls and Premium Outlets
Total Number of Properties	164	168
Total Square Footage of Properties (in millions)	138.5	142.3
Ending Occupancy(2):
Consolidated Assets	93.5%	91.5%
Unconsolidated Assets	93.1%	90.9%
Total Portfolio	93.4%	91.3%
Base Minimum Rent PSF(3):
Consolidated Assets	$52.59	$53.98
Unconsolidated Assets	$57.55	$60.97
Total Portfolio	$53.91	$55.80
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy(4)	97.6%	95.3%
Base Minimum Rent PSF(3)	$33.80	$33.77
	AS OF DECEMBER 31,
	2021	2020
International Properties(5)
Premium Outlets
Total Number of Properties	22	21
Total Square Footage of Properties (in millions)	8.4	8.3
Designer Outlets
Total Number of Properties	11	10
Total Square Footage of Properties (in millions)	2.8	2.6
Statistics for Premium Outlets in Japan
Ending Occupancy	99.8%	99.5%
Base Minimum Rent PSF	¥5,509	¥5,447

(1)
Does not include TRG portfolio.

(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(4)
See footnote 2 for definition, except Ending Occupancy is calculated on all company owned space.

(5)
Includes all international properties.

4Q 2021 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 12/31/21	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	555	1,782,236	$55.85	1.9%
2022	2,832	10,341,505	$50.49	9.6%
2023	2,744	10,870,312	$57.33	10.4%
2024	2,545	10,148,796	$54.59	10.5%
2025	1,559	6,342,247	$62.44	7.5%
2026	1,506	5,711,401	$57.12	6.1%
2027	941	3,996,411	$60.60	4.6%
2028	749	3,388,618	$63.78	4.1%
2029	735	3,151,125	$66.89	3.8%
2030	457	2,159,987	$67.28	2.6%
2031	294	1,600,032	$56.87	1.6%
2032 and Thereafter	467	2,158,120	$46.69	2.0%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,597	6,874,720	$17.91	2.3%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2022	2	338,166	$4.98	0.0%
2023	16	2,110,674	$4.76	0.2%
2024	16	1,465,287	$8.10	0.2%
2025	17	1,676,634	$6.70	0.2%
2026	16	1,702,455	$5.01	0.2%
2027	12	1,682,163	$3.93	0.1%
2028	6	622,099	$7.12	0.1%
2029	5	556,306	$4.51	0.0%
2030	7	754,336	$8.54	0.1%
2031	5	427,004	$12.18	0.0%
2032 and Thereafter	22	2,323,486	$13.48	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2021 consolidated and joint venture combined base rental revenue.

4Q 2021 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	289	3,106	1.8%	3.1%
Tapestry, Inc.	234	967	0.6%	1.6%
PVH Corporation	193	1,293	0.7%	1.6%
Victoria’s Secret & Co.	142	1,204	0.7%	1.6%
Signet Jewelers, Ltd.	354	496	0.3%	1.5%
Capri Holdings Limited	144	560	0.3%	1.4%
American Eagle Outfitters, Inc.	217	1,359	0.8%	1.3%
Luxottica Group SPA	356	639	0.4%	1.2%
Foot Locker Retail, Inc.	187	896	0.5%	1.2%
VF Corporation	187	787	0.4%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	99	19,295	11.0%	0.3%
J.C. Penney Co., Inc.	54	8,894	5.1%	0.3%
Dillard’s, Inc.	34	6,235	3.6%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick’s Sporting Goods, Inc.	33	2,254	1.3%	0.5%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	7	968	0.6%	0.1%
Hudson’s Bay Company	8	943	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

4Q 2021 SUPPLEMENTAL	23

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$95,754	$109,695	$35,597
Redevelopment projects with incremental square footage and/or anchor replacement	286,771	79,439	36,919
Redevelopment projects with no incremental square footage (2)	28,182	7,927	3,988
Subtotal new development and redevelopment projects	410,707	197,061	76,504
Tenant allowances	136,160	67,171	32,728
Operational capital expenditures (CAM and non-CAM)	38,837	44,578	20,057
Totals	$585,704	$308,810	$129,289
Conversion from accrual to cash basis	(55,769)	2,011	842
Capital Expenditures for the Twelve Months Ended 12/31/21 (3)	$529,935	$310,821	$130,131
Capital Expenditures for the Twelve Months Ended 12/31/20 (3)	$484,119	$473,983	$217,762

(1)
Does not include TRG portfolio capital expenditures.

(2)
Includes restoration projects as a result of property damage from natural disasters.

(3)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2021 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY(1)
As of December 31, 2021
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2021 INVESTMENT THRU Q4 2021	FORECASTED INVESTMENT FY 2022 - 2023	FORECASTED TOTAL INVESTMENT 2021 - 2023
Malls
Redevelopments	$625,342	7%	$184,248	$301,195	$485,443
Premium Outlets
New Developments – International	$241,644	8%	$36,794	$172,210	$209,004
Redevelopments – U.S.	$27,846	6%	$6,779	$21,053	$27,832
Redevelopments – International	$21,328	9%	$16,328	$262	$16,590
The Mills
Redevelopments	$27,963	11%	$6,294	$3,011	$9,305
Total Investment (1)	$944,123	7%	$250,443	$497,731	$748,174
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(390,950)		$(97,292)	$(234,946)	$(332,238)

Total Net Cash Investment	$553,173		$153,151	$262,785	$415,936
Notes:
(1)
Does not include TRG

4Q 2021 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2020 through December 31, 2021
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2020	328,501,416	47,322,212
Activity During the First Nine Months of 2021:
Redemption of Limited Partnership Units for Cash	—	(486)
Exchange of Limited Partnership Units for Common Stock	58,571	(58,571)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	79,550	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(20,374)	—
Number Outstanding at September 30, 2021	328,619,163	47,263,155
Fourth Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(15,219)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	462	—
Number Outstanding at December 31, 2021	328,619,625	47,247,936
Number of Limited Partnership Units and Common Shares at December 31, 2021	375,867,561
PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2021
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2021 was $69.01 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2021 SUPPLEMENTAL	26

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.6
29.3
30.1
32.2
30.9
16.3
16.0
16.6
18.8
19.4
13.3
13.3
13.5
13.4
11.5
2017
2018
2019
2020
2021

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
5.1
5.3
4.2
5.0
2017
2018
2019
2020
2021(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.2
6.4
6.9
5.3
5.8
2017
2018
2019
2020
2021(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
64%
65%
69%
66%
49%
2017
2018
2019
2020
2021

WEIGHTED AVERAGE INTEREST RATE (%)

4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.40%
3.50%
3.33%
3.14%
3.03%
2017
2018
2019
2020
2021

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.6
6.2
6.7
6.6
7.1
2017
2018
2019
2020
2021

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

4Q 2021 SUPPLEMENTAL	27

SUPPLEMENTAL CORPORATE CREDIT RATIOS
ALL FIGURES AT SPG SHARE, EXCEPT WHERE INDICATED	AS OF December 31, 2021	AS OF DECEMBER 31, 2020
Unsecured Consolidated Debt	$19,907,470	$19,784,862
Less: Consolidated Cash	533,936	1,011,613
UNSECURED CONSOLIDATED (CORPORATE) NET DEBT	$19,373,534	$18,773,249
	TWELVE MONTHS ENDING DECEMBER 31, 2021	TWELVE MONTHS ENDING DECEMBER 31, 2020
Operating Income Before Other Items	$2,413,190	$1,971,809
Depreciation and Amortization	1,262,715	1,318,008
EBITDA of Consolidated Entities	3,675,905	3,289,817
Joint Venture Unencumbered EBITDA(1)	167,111	44,829
Less: Encumbered EBITDA of Consolidated Entities	(549,523)	(665,909)
UNENCUMBERED EBITDA	$3,293,493	$2,668,737
EBITDA less Interest Expense of Encumbered Consolidated Assets	301,982	393,401
EBITDA less Interest Expense of Joint Venture Assets(1)	763,871	577,515
FFO of Investments(2)	547,952	203,900
CORPORATE FUNDS AVAILABLE TO SERVICE UNSECURED DEBT	$4,907,298	$3,843,553
Consolidated Interest Expense	$795,712	$784,400
Less: Minority Interest	(7,113)	(7,509)
Less: Non-Recourse Consolidated Interest Expense	(247,541)	(272,508)
UNSECURED (CORPORATE) INTEREST EXPENSE	$541,058	$504,383
RATIOS(3)
Corporate Net Debt to Corporate Funds Available (4)	3.9x	4.9x
Corporate Funds Available to Corporate Interest Expense Coverage Ratio (5)	9.1x	7.6x

(1)
Represents property level joint ventures and excludes retail investments and Klépierre.

(2)
Excludes $118.4 million non-cash impact of a deferred tax liability reversal within our Klépierre investment.

(3)
Ratios calculated based on measures above; not intended to represent ratio calculations in line with indentures dated June 7, 2005 and later.

(4)
Defined as Unsecured Consolidated Net Debt to Funds Available to Service Unsecured Debt.

(5)
Defined as Funds Available to Service Unsecured Debt to Unsecured Interest Expense.

4Q 2021 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS(1)
As of December 31, 2021
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,558,341	$4,426,190	3.61%	4.3
Variable Rate Debt	807,849	766,698	1.70%	1.6
Total Mortgage Debt	5,366,190	5,192,888	3.33%	3.9
Unsecured Debt
Fixed Rate	18,368,618	18,368,618	2.92%	9.6
Revolving Credit Facility – USD Currency	125,000	125,000	0.88%	3.5
Supplemental Credit Facility – USD Currency	1,050,000	1,050,000	0.88%	5.1
Total Revolving Credit Facilities	1,175,000	1,175,000	0.88%	4.9
Global Commercial Paper – USD	500,000	500,000	0.22%	0.1
Total Unsecured Debt	20,043,618	20,043,618	2.74%	9.1
Premium	28,055	28,055
Discount	(56,127)	(56,127)
Debt Issuance Costs	(124,159)	(123,123)
Other Debt Obligations	63,445	63,445
Consolidated Mortgages and Unsecured Indebtedness (2)	$25,321,022	$25,148,756	2.86%	8.0
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,412,959	$5,771,324	3.80%	3.6
Floating Rate Debt (Hedged) (2)	819,064	362,940	2.65%	4.8
Variable Rate Debt	1,666,133	734,774	2.49%	2.6
TMLP Debt (3)	363,137	143,033	—	—
Total Mortgage Debt	15,261,293	7,012,071	3.60%	3.6
Debt Issuance Costs	(37,583)	(17,198)
Joint Venture Mortgages and Other Indebtedness (2)	$15,223,710	$6,994,873	3.60%	3.6
Our Share of Total Indebtedness		$32,143,629	3.03%	7.1
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	92.4%	$23,233,195	3.28%	8.4
Variable	7.6%	1,915,561	1.20%	3.6
	100.0%	25,148,756	2.86%	8.0
Joint Venture
Fixed	84.4%	$5,902,502	3.80%	3.6
Variable	15.6%	1,092,371	2.55%	3.3
	100.0%	6,994,873	3.60%	3.6
Total Debt		$32,143,629
Total Fixed Debt	90.6%	$29,135,697	3.16%	7.4
Total Variable Debt	9.4%	$3,007,932	1.69%	3.5

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

4Q 2021 SUPPLEMENTAL	29

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of December 31, 2021
(In thousands)
Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2022	$1,350,731	0.95%	$492,906	2.13%	$1,004,849	3.96%	$2,848,486	2.20%
2023	600,000	2.75%	623,749	2.34%	651,934	2.89%	1,875,683	2.66%
2024	2,500,000	2.92%	317,264	3.59%	1,370,435	3.37%	4,187,699	3.19%
2025	1,792,156	2.61%	845,904	3.50%	878,066	3.30%	3,516,126	2.99%
2026	1,550,000	3.28%	2,322,924	3.81%	1,430,898	3.72%	5,303,822	3.63%
2027	3,100,000	2.17%	146,280	4.00%	635,566	3.74%	3,881,846	2.52%
2028	800,000	1.75%	46,415	3.85%	739,515	4.11%	1,585,930	2.91%
2029	1,250,000	2.45%	187,446	2.00%	—	—	1,437,446	2.39%
2030	750,000	2.65%	—	—	226,494	3.12%	976,494	2.76%
2031	700,000	2.20%	210,000	3.09%	48,567	3.68%	958,567	2.47%
2032	700,000	2.25%	—	—	—	—	700,000	2.25%
Thereafter	4,950,731	3.56%	—	—	25,747	6.60%	4,976,478	3.77%
Face Amounts of Indebtedness	$20,043,618	2.74%	$5,192,888	3.33%	$7,012,071	3.60%	$32,248,577	3.03%
Premiums (Discounts) on Indebtedness, Net	(30,964)		2,892		—		(28,072)
Debt Issuance Costs	(105,184)		(17,939)		(17,198)		(140,321)
Other Debt Obligations	—		63,445		—		63,445
Our Share of Total Indebtedness	$19,907,470		$5,241,286		$6,994,873		$32,143,629

(1)
Does not include TRG.

4Q 2021 SUPPLEMENTAL	30

Unsecured Debt Information
As of December 31, 2021
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	01/23/22	(2)	0.22%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(3)	1.38%	Fixed	850,731
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(4)	1.25%	Fixed	567,156
Revolving Credit Facility – USD Currency	06/30/25	(5)	0.88%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	01/15/27		1.38%	Fixed	550,000
Supplemental Credit Facility – USD Currency	01/31/27	(5)(7)	0.88%	Variable	1,050,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/15/32		2.25%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33	(3)	1.13%	Fixed	850,731
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$20,043,618(6)

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2021: 1M LIBOR at 0.10125%; 1M EUR LIBOR at -.62%; Overnight SOFR 0.05%; CME Term SOFR 0.05463%; 3M EURIBOR at -.57%; 6M EURIBOR at -.55%; 3M GBP LIBOR at 0.26%; 1M YEN TIBOR at 0.075%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.05%; 1M CDOR at .45%; and Cost of Funds Rate at 3.52%.

(2)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at December 31, 2021.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

(7)
On January 12, 2022, the Operating Partnership repaid $1.05 billion of the Supplemental Credit Facility.

4Q 2021 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,672	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,467	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,125,689	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,087	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,207,129	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		691,143	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,795	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,053	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		475,606	(2)
10.	Broadway Square	TX	Tyler	100.0%		608,739	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,209,347	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,338	07/30/26	(5)	2.35%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,395	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,987	(2)
15.	Coconut Point	FL	Estero	50.0%		1,197,444	10/01/26		3.95%	Fixed	179,212	89,606
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		733,755	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,627	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,159	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		925,518	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,514,626	01/05/27		4.50%	Fixed	385,000	192,500
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,601	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,234,766	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,027,280	12/01/25		4.31%	Fixed	180,452	180,452
25.	Falls, The	FL	Miami	50.0%		709,540	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,175	05/09/26	(5)	3.04%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,744	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,728,009	02/01/26	(5)	3.75%	Variable	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,245	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,724,998	03/05/22		5.25%	Fixed	296,071	148,036
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		659,765	(2)
32.	Galleria, The	TX	Houston	50.4%		2,012,383	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,286,654	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,364	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,670,696	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,314,285	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,856	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,373	11/01/27		4.06%	Fixed	185,317	92,659
39.	Lenox Square	GA	Atlanta	100.0%		1,553,502	(2)

4Q 2021 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
41.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
42.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,342	(2)
43.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,883	07/01/25		4.11%	Fixed	150,000	84,555
44.	McCain Mall	AR	N. Little Rock	100.0%		793,852	(2)
45.	Meadowood Mall	NV	Reno	50.0%		928,920	12/01/26		5.70%	Fixed	107,841	53,921
46.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,605	(2)
47.	Miami International Mall	FL	Miami	47.8%		1,082,365	02/06/24		4.42%	Fixed	160,000	76,442
48.	Midland Park Mall	TX	Midland	100.0%		644,281	(2)
49.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
50.	North East Mall	TX	Hurst (Dallas)	100.0%		1,646,409	(2)
51.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,509,844	07/05/23		3.30%	Fixed	222,911	125,656
52.	Ocean County Mall	NJ	Toms River (New York)	100.0%		886,603	(2)
53.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,884	(2)
54.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,340,258	03/06/21	(26)	4.77%	Fixed	32,783	28,041
55.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,693	01/01/26		3.84%	Fixed	310,000	292,938
56.	Pheasant Lane Mall	NH	Nashua	(6)		979,595	(2)
57.	Phipps Plaza	GA	Atlanta	100.0%		785,367	(2)
58.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,596	07/27/23		1.20%	Variable	225,000	225,000
59.	Prien Lake Mall	LA	Lake Charles	100.0%		719,189	(2)
60.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,297	05/01/26		4.50%	Fixed	180,000	90,000
61.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,980	(2)
62.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,344,758	(2)
63.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,239	(2)
64.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,075	(2)
65.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
66.	Shops at Clearfork, The	TX	Fort Worth	45.0%		550,748	03/11/30	(25)	2.81%	Variable	145,000	65,250
67.	Shops at Crystals, The	NV	Las Vegas	50.0%		272,248	07/01/26		3.74%	Fixed	550,000	275,000
68.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,413	02/01/23		3.61%	Fixed	295,000	150,450
69.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,952	(2)
70.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		723,506	(2)
71.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,204,769	03/31/24	(5)	3.10%	Variable	171,750	42,938
72.	South Hills Village	PA	Pittsburgh	100.0%		1,128,994	(2)
73.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,717	(2)
74.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,152	(2)
75.	SouthPark	NC	Charlotte	100.0%		1,688,480	(2)
76.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,134	10/06/25		4.45%	Fixed	57,949	28,975
77.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,450	(2)
78.	St. Johns Town Center	FL	Jacksonville	50.0%		1,454,187	09/11/24		3.82%	Fixed	350,000	175,000
79.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,980	(2)

4Q 2021 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%	1,299,562	09/05/26		3.50%	Fixed	330,000	164,670
81.	Summit Mall	OH	Akron	100.0%	774,483	10/01/26		3.31%	Fixed	85,000	85,000
82.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,240,292	(2)
83.	Tippecanoe Mall	IN	Lafayette	100.0%	864,844	(2)
84.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,778,770	(2)
85.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
86.	Treasure Coast Square	FL	Jensen Beach	100.0%	874,998	(2)
87.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,554	(2)
88.	University Park Mall	IN	Mishawaka	100.0%	918,673	(2)
89.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,648	(2)
90.	West Town Mall	TN	Knoxville	50.0%	1,282,015	07/01/22		4.37%	Fixed	203,199	101,600
91.	Westchester, The	NY	White Plains (New York)	40.0%	805,135	02/01/30		3.25%	Fixed	400,000	160,000
92.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	2.98%	Variable	42,594	34,364
93.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,481	11/01/26		4.15%	Fixed	155,152	146,612
94.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,154,014	03/05/24		4.50%	Fixed	389,507	194,754
95.	Woodland Hills Mall	OK	Tulsa	94.5%	1,095,915	(2)
	Total Mall Square Footage				108,070,914

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,563	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,141	04/01/22		4.81%	Fixed	74,613	37,307
3.	Liberty Tree Mall	MA	Danvers	49.1%	860,222	05/06/23		3.41%	Fixed	28,486	13,997
4.	Northgate Station	WA	Seattle	100.0%	416,236	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,329	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,016	05/01/28		3.85%	Fixed	53,408	53,408
	Total Lifestyle Centers Square Footage				3,298,507

4Q 2021 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	337,689	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,464	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,209	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,931	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,106	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,087	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,728	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,351	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,119	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,960	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,146	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,235	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,137	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	378,470	03/01/23	(5)	1.60%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,687	(2)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,157	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,160	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,592	02/06/26		4.26%	Fixed	71,901	71,901
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,188	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,603	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,456	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,480	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,273	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,759	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,731	06/01/26	(8)	4.17%	Fixed	48,604	48,604
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,787	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,891	(2)
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	(2)

4Q 2021 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	215,272	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,752	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,527	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,784	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	32,975	32,975
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,411	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,884	07/26/23		1.20%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,695	09/06/26	(9)	3.33%	Fixed	57,928	57,928
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,398	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,898	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	735,135	(2)
			San Antonio)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,004	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,713	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	91,459	54,875
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,687	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,243	11/28/22	(5)	1.95%	Variable	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23	(5)	1.95%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,925	(2)
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,470	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,976	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,255	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,862	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,979	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,511	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	910,991	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,872	(2)
	Total U.S. Premium Outlet Square Footage				30,435,380

4Q 2021 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,952	09/01/26		3.80%	Fixed	99,682	99,682
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,935	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,677	11/01/24		4.28%	Fixed	126,401	47,400
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,334,473	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,299	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,827	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,802,880	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,786,507	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,296,113	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,863	03/05/22		4.25%	Fixed	280,247	140,123
11.	Opry Mills	TN	Nashville	100.0%		1,177,549	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,555,876	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,642	(2)
	Total The Mills Square Footage					21,290,568

	Other Properties
	Calhoun Outlet Marketplace, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,201,457	555,316
	Total Other Properties Square Footage					12,205,752

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					175,301,121

4Q 2021 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	208,273	187,446
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/30/23	(14)	1.73%	Variable	107,476	53,738
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	94,498	47,248
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	05/24/22	(14)	1.63%	Variable	92,729	46,364
						06/01/22	(14)	3.11%	Fixed	133,871	66,936
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	02/18/23	(5)(14)	1.98%	Variable	127,104	57,197
	Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(5)(13)	1.60%	Variable	92,899	83,609
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	56,715	39,984
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	02/15/22	(13)	2.53%	Variable	148,397	133,558
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	314,876	283,388
	Italy Square Footage				697,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	2.22%	Fixed	14,889	5,956
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	112,952	45,181
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.34%	Variable	7,821	3,128
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/22	(15)	0.34%	Variable	8,687	3,476
						07/31/27	(15)	0.30%	Fixed	51,263	20,505
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	39,533	15,813
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.32%	Variable	24,329	9,731
						11/30/23	(15)	0.32%	Variable	22,591	9,036
						04/08/25	(15)	0.35%	Fixed	43,443	17,377
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.29%	Variable	3,041	1,216
						11/30/24	(15)	0.21%	Fixed	23,025	9,210
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	53,870	21,548
	Japan Square Footage				3,613,700

4Q 2021 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/23	(16)	3.04%	Fixed	91,624	45,812
20.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
21.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	07/13/24	(16)	2.95%	Fixed	59,680	29,840
22.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	126,086	63,043
23.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	2.95%	Fixed	56,316	28,158
	South Korea Square Footage				2,007,100
	MALAYSIA
24.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(17)	3.97%	Variable	19,051	9,526
25.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	(2)
	Malaysia Square Footage				586,900
	MEXICO
26.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
27.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	9.98%	Fixed	21,227	10,614
						06/30/23	(18)	8.49%	Variable	4,070	2,035
	Mexico Square Footage				607,800
	NETHERLANDS
28.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	03/31/22	(13)	1.78%	Fixed	260,891	234,802
						08/18/25	(13)	1.30%	Variable	190,563	90,066
29.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/25/24	(5)(13)	1.75%	Variable	65,105	61,198
	Netherlands Square Footage				545,500
	SPAIN
30.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	2.75%	Variable	67,246	31,007
	Spain Square Footage				191,000
	THAILAND
31.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	3.95%	Fixed	73,305	36,652
	Thailand Square Footage				264,000
	UNITED KINGDOM
32.	Ashford Designer Outlet	Kent		45.0%	281,000	02/22/22	(21)	3.08%	Fixed	135,121	60,804
33.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	3.91%	Variable	81,632	18,971
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,190,400

	TOTAL SQUARE FOOTAGE				186,491,521

4Q 2021 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	846,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	71,876	71,876
4.	Country Club Plaza	MO	Kansas City	50.0%	947,000	04/01/26		3.85%	Fixed	304,592	152,296
5.	Dolphin Mall	FL	Miami	100.0%	1,434,000	(2)
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,558,000	05/10/23		5.32%	Fixed	247,264	123,632
7.	Gardens Mall, The	FL	Palm Beach Gardens	48.5%	1,385,000	07/15/25		4.21%	Fixed	194,378	94,273
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	238,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,355,000	01/06/23		3.60%	Fixed	183,212	183,212
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/24	(5)	2.59%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,252,000	10/09/26		2.05%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	998,000	01/01/27		2.77%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,344,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	863,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	627,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/22		4.44%	Fixed	157,009	78,504
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,520,000	03/06/28		4.85%	Fixed	283,095	283,095
19.	Waterside Shops	FL	Naples	50.0%	342,000	04/15/26		3.86%	Fixed	163,277	81,639
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	07/01/22		4.50%	Fixed	261,481	206,413
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	158,802	39,700
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	169,247	41,466
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	253,139	124,038
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	506,278	86,827
	Total Taubman Realty Group Square Footage				25,104,000

	TOTAL TRG SECURED INDEBTEDNESS										$3,759,573

	TRG – Corporate & Other
	TRG – $1.1B Revolving Credit Facility			100.0%		02/01/25		1.87%	Variable	865,000	865,000
	TRG Term Loan			100.0%		03/31/23		4.92%	Fixed	247,720	247,720
	TRG Term Loan			100.0%		02/01/25		3.94%	Fixed	272,495	272,495
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,549	9,775

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$1,406,990
	Less: TRG Total Cash										387,526

	TOTAL TRG NET CORPORATE DEBT										$1,019,464

4Q 2021 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2021
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2021: 1M LIBOR at 0.10125%; 1M EUR LIBOR at -.62%; Overnight SOFR 0.05%; CME Term SOFR 0.05463%; 3M EURIBOR at -.57%; 6M EURIBOR at -.55%; 3M GBP LIBOR at 0.26%; 1M YEN TIBOR at 0.075%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.05%; 1M CDOR at .45%; and Cost of Funds Rate at 3.52%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 13 encumbered properties with interest rates ranging from 3.56% to 9.35% and maturities between 2022 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
Includes office space of 2,010,334 square feet primarily from the following centers:

Copley Place – 893,439 sq. ft. Domain, The – 156,240 sq. ft. Fashion Center at Pentagon City – 169,089 sq. ft.	Oxford Valley Mall – 139,625 sq. ft. The Shops at Clearfork – 147,737 sq. ft. Southdale Center – 102,400 sq. ft.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.2 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 705.6 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 46.7 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 397.0 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 79.4 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 517.6 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.4 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 160.4 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.1 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 903.4 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Mortgage was outstanding at December 31, 2021; the single purpose entity borrower and lender are currently working together to extend the maturity date of this non-recourse loan.

4Q 2021 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2021 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended December 31, 2021		For the Three Months Ended December 31, 2020
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(10,649)	347,834	$(9,268)	294,254
Management fees and other revenues	—	—	—	—
Other income	(394)	56,142	(448)	37,988
Total revenue	(11,043)	403,976	(9,716)	332,242
EXPENSES:
Property operating	(2,053)	68,607	(1,780)	59,681
Depreciation and amortization	(4,552)	96,119	(4,446)	103,058
Real estate taxes	(385)	27,561	(526)	29,935
Repairs and maintenance	(344)	11,988	(406)	8,827
Advertising and promotion	(1,214)	9,284	(939)	11,801
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(3,107)	41,775	(774)	24,479
Total operating expenses	(11,655)	255,334	(8,871)	237,781
OPERATING INCOME BEFORE OTHER ITEMS	612	148,642	(845)	94,461
Interest expense	1,749	(70,368)	1,917	(70,955)
Loss on extinguishment of debt	—	—	—	—
Gain on sale or exchange of equity interests	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(39)	(78,274)(2)	5	(23,506)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	857	—	(1,250)	—
Consolidated income from continuing operations	3,179	—	(173)	—
CONSOLIDATED NET INCOME	3,179	—	(173)	—
Net income attributable to noncontrolling interests	3,179	—(3)	(173)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2021 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Twelve Months Ended December 31, 2021		For the Twelve Months Ended December 31, 2020
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(39,098)	1,304,871	$(33,895)	1,196,230
Management fees and other revenues	—	—	—	—
Other income	(1,376)	155,385	(1,385)	134,870
Total revenue	(40,474)	1,460,256	(35,280)	1,331,100
EXPENSES:
Property operating	(7,639)	255,017	(6,553)	230,902
Depreciation and amortization	(17,858)	382,368	(16,893)	405,579
Real estate taxes	(1,896)	122,067	(1,944)	122,239
Repairs and maintenance	(1,398)	36,701	(1,507)	31,962
Advertising and promotion	(3,740)	34,092	(2,840)	31,845
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(6,682)	95,617	(2,691)	72,727
Total operating expenses	(39,213)	925,862	(32,428)	895,254
OPERATING INCOME BEFORE OTHER ITEMS	(1,261)	534,394	(2,852)	435,846
Interest expense	7,113	(280,178)	7,509	(289,520)
Loss on extinguishment of debt	—	—	—	—
Gain on sale or exchange of equity interests	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(85)	(254,216)(2)	971	(146,326)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	286	—	(1,250)	—
Consolidated income from continuing operations	6,053	—	4,378	—
CONSOLIDATED NET INCOME	6,053	—	4,378	—
Net income attributable to noncontrolling interests	6,053	—(3)	4,378	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2021 SUPPLEMENTAL	44

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of December 31, 2021		As of December 31, 2020
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(486,831)	$10,413,187	$(447,142)	$10,682,529
Less – accumulated depreciation	(105,662)	3,848,851	(116,415)	3,656,118
	(381,169)	6,564,336	(330,727)	7,026,411
Cash and cash equivalents	(27,730)	695,982	(20,930)	517,982
Tenant receivables and accrued revenue, net	(7,823)	277,401	(7,193)	352,530
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(11,043)	(3,064,332)	(24,433)	(2,579,138)
Right-of-use assets, net	(879)	67,977	(887)	81,066
Investments held in trust – special purpose acquisition company	(345,000)	—	—	—
Deferred costs and other assets	(26,988)	1,585,173	(27,994)	893,535
Total assets	$(800,632)	$6,126,537	$(412,164)	$6,292,386
LIABILITIES:
Mortgages and unsecured indebtedness	$(172,266)	$6,994,873	$(181,238)	$7,159,202
Accounts payable, accrued expenses, intangibles, and deferred revenues	(32,071)	469,326	(20,224)	464,372
Cash distributions and losses in unconsolidated entities, at equity	—	(1,573,105)	—	(1,577,393)
Dividend payable	—	—	—	—
Lease liabilities	(879)	69,883	(887)	82,699
Other liabilities	(58,975)	165,560	(48,373)	163,506
Total liabilities	(264,191)	6,126,537	(250,722)	6,292,386
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(522,203)	—	(160,355)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(14,238)	—	(1,087)	—
Total equity	(14,238)	—	(1,087)	—
Total liabilities and equity	$(800,632)	$6,126,537	$(412,164)	$6,292,386

4Q 2021 SUPPLEMENTAL	45